EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 17, 2003 with respect to the 2002 consolidated financial statements of Hemlock Federal Financial Corporation, included in this annual report on Form 10-K, in the Registration Statement on Form S-8 pertaining to the Hemlock Federal Financial Corporation 1997 Stock Option and Incentive Plan (File No. 333-98151), the 2002 Stock Option and Incentive Plan (FIle No. 333-98153), and the 1997 Recognition and Retention Plan (File No. 333-98149).

/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP
Oak Brook, Illinois
March 24, 2003